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                                                                EXHIBIT 10.43


                               DSL GROUP LIMITED
                                EGGINGTON HOUSE
                             25-28 BUCKINGHAM GATE
                                LONDON SW1E 6LD


                30th September 1997

Martin Brayshaw, Esq.
Redhall
87 Main Street
Lyddington
Near Uppingham
Rutland LE15 9LS

Dear Martin,

I am writing to confirm the terms and conditions which have been agreed between us concerning your departure from DSL Group Limited ("the Company"). We have agreed the following:

1. Your employment by the Company terminated by mutual consent with effect from 5th September 1997 ("the Termination Date").

2. After signing this letter of agreement, you will resign as a Director of the Company and all its subsidiary companies and as a Trustee of the DSL Group 1995 Pension Fund by signing the letters attached marked A and B.

3.1 The provision of this clause apply to the 87,613 shares of Common Stock of AHI in the name of Alastair Morrison over which you have an option pursuant to the Option Deed ("the Brayshaw shares").

3.2 On signing this letter of agreement, you will execute and delivery to AHI a power of attorney in the form attached marked C (the "Power of Attorney").

3.3       AHI will advance to you the sum of US$50,000:

   (a)    On the signing of this letter agreement; and

   (b) On 31st December 1997, unless the Brayshaw shares have been sold before that date; each and any which sums are referred to in this letter as "the Advance".


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3.4       Unless the Brayshaw shares have been previously sold in whole or in part in sufficient amount so that pursuant to clause 3.5 below Brayshaw shall have received US $520,000 as soon as practicable following the date hereof and in any event no later than 31 December 1997, AHI agrees to file with and use its best efforts on or before 5th April 1998 to cause to be declared effective by the U.S. Securities and Exchange Commission an appropriate registration statement under the Securities Act of 1933, as amended (the "Registration Statement"), which Registration Statement shall include the Brayshaw shares.

3.5 As and when the Brayshaw shares are sold, you shall pay to AHI, or direct the Attorney (as defined in the Power of Attorney) to pay to AHI, out of the net proceeds received from such sales such amounts as shall be sufficient to repay in full the Advance. After the repayment by you of the Advance to AHI, you shall retain out of the sum received from the sales of the Brayshaw shares the sum of US $520,000, or, if less, the net proceeds of sale thereof. As consideration for the obligations of AHI under this clause 3 and of the release contained in clause 4 below, you agree to pay to AHI, or direct the Attorney (as defined in the Power of Attorney), to pay to AHI, a fee equal to the net proceeds of the sale of the Brayshaw shares that are in excess of US $520,000.

3.6 If the Brayshaw shares have not been sold on or before 5th April 1998, then on that date you will repay the Advance to AHI.

4. In consideration of the fee payable by you under clause 3.5, AHI hereby releases you from all your obligations under clause 5 of the Acquisition Agreement in respect of the Warranties contained in that Agreement.

5. You hereby acknowledge, warrant and represent to AHI and to the Company (for itself and as trustee for AHI) that to the best of your knowledge and belief there are no subsisting facts or matters which would permit AHI to make a claim against any of the Warrantors for breach of any Warranty.

6. You acknowledge and confirm that it is expressly agreed between us that the provisions of clauses 12 and 13 and Schedule 2 to the Service Agreement remain in full force and effect and undertake that you will comply with those provisions in all respects.

7. In consideration of the obligations of the Company and AHI under this letter agreement, you undertake to the Company for itself and as trustee for AHI:

   (a) not in make, publish or otherwise communicate any misleading, disparaging or derogatory statement, whether in writing or otherwise concerning any group Company, or its respective officers or employees which is calculated to damage the reputation of any Group Company, its officers or senior employees or which you are aware or ought reasonably to be aware is likely to cause material damage to or damage or lower the reputation of any Group Company or its officers or employees.

   (b) not to have any contact with or make any statement to the media relating to your involvement with any Group Company or your departure from the Company and to refer any enquires you may receive from the media in relation to such matters to the Chief Executive Officer of AHI.

   (c) to keep the terms of this letter strictly private and confidential and not to disclose, communicate or otherwise make public the same to anyone save, in confidence, to your professional advisers or the relevant tax authorities and otherwise as may be required to be disclosed by law.

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8.        You undertake that at the cost and expense of the Company and at a rate of recompense of (pound)500 plus VAT per day or part thereof and in addition appropriate travel/accommodation expenses you will provide each Group Company with such information and assistance as the respective officers or employees may reasonably request from time to time relating to matters within your knowledge of their business and affairs including if necessary giving evidence as a witness in any legal proceedings relating to matters which occurred while you were employed by the Company.

9. You undertake to the Company to return forthwith all property and documents which you have belonging to the Company and not to retain any copies thereof whether in hard copy form or otherwise.

10. You accept the arrangements obligations undertaken by the Company and AHI in this letter agreement in full and final settlement of any claims you have or may have arising out of your employment, its termination or otherwise including any claims under statute of E.C. law save for any accrued pension right or industrial injury claim (you however hereby acknowledge that you are not aware of any claims which you may have against the Company, its shareholders, officers and employees in relation to industrial injury claims) which you may have against the Company and its shareholders, officers and employees (as to which no admission is made).

11. You undertake that you have not presented or posted to theion or offices of the Industrial Tribunal an Originating Application or Issued a High Court Writ or County Court Summons in respect of any claim whatsoever arising out of your employment or its termination and that you will not do any of those things.

12. You acknowledge that the Company and AHI have entered into this agreement in reliance on the undertakings and warranties given by you and that without prejudice to any other right or remedy of the Company and/or AHI herein the event of any material breach of such undertakings or warranties the Advance shall be repaid by you to the Company forthwith and in the event of default shall be recoverable by the Company as a bet.

13.       In this Agreement:

   (a) the "Service Agreement" means and agreement dated 16th April 1997 made between the Company
           (1) and you (2) and Armor Holdings, Inc. (3);

   (b) the "Option Deed" means a deed dated 14th April 1997 made between Alastair Morrison (1) you
           (2) and the Company (3);

   (c) terms and expressions used in this letter agreement have the same meaning as in the Service Agreement and (where applicable) in the Acquisition Agreement.

14. To indicate your agreement to the matters mentioned above, please sign, date and return to me the enclosed copy of this letter agreement whereupon it shall constitute a legally binding agreement subject to English law between the Company, AHI and yourself. Any dispute relating to this letter agreement shall be subject to the non-exclusive jurisdiction of the Courts of England.




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Yours faithfully,

Duly authorized for and on behalf of DSL Group Limited

/s/ Richard Bethell
--------------------------
Richard Bethell
Director

Accepted and Agreed on
behalf of Armor Holdings, Inc.


/s/ Jonathan M. Spiller                                   Dated October 1, 1997
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Director, President & CEO

Accepted and agreed


/s/ Martin Brayshaw                                       Dated October 1, 1997
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Martin Brayshaw